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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report: September 27, 2000



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



       California                     File No. 0-19231           68-016636
 (State or other jurisdiction of  (Commission File Number)     (IRS Employer)
  Incorporated or organization)                              Identification No.)



   111 Santa Rosa Avenue, Santa Rosa, California                95404-4905
      (Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (707) 573-4800





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Item 5.  Other Events

Press releases on the following articles:

1. Redwood Empire Bancorp announces no new share repurchase authorization and the successful launch of its internet banking product.






                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



             9-27-00
Date:  ___________________            REDWOOD EMPIRE BANCORP
                                           (Registrant)


                                      /s/ James E. Beckwith
                                 By:
                                      James E. Beckwith
                                      Executive Vice President and
                                      Chief Operating Officer


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                                FOR:            REDWOOD EMPIRE BANCORP

                                APPROVED  BY:   James E.  Beckwith
                                                Chief  Operating  Officer
                                                (707)  522-5215

For Immediate Release


     REDWOOD EMPIRE BANCORP ANNOUNCES NO NEW SHARE REPURCHASE AUTHORIZATION
           AND THE SUCCESSFUL LAUNCH OF ITS INTERNET BANKING PRODUCT

SANTA ROSA, Calif. (September 25, 2000) -- Redwood Empire Bancorp (NASDAQ: REBC) today announced its Board of Directors did not approve a new share repurchase authorization. In making its decision the Company's Board of Directors cited capital retention to support future earning asset growth as its principal reason to terminate the program. Since inception of the program in late 1998, the Company has purchased 638,875 shares at an average cost of $20.04 per share.

     In an unrelated matter the Company today announced that the launch of its internet banking product, NBROnline Banking has proven to be very successful. To date, the company has over 250 online banking customers. "We expect that by year end we could have up to 1,000 small businesses and consumers as online banking customers," noted Chief Operating Officer James E. Beckwith.

     Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches in Sonoma, Mendocino and Lake Counties.

     The statements contained in this release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings.

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